Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198111 and No. 333-251283) of Tuniu Corporation of our report dated April 29, 2022 relating to the consolidated financial statements, financial statement schedule I, and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
April 29, 2022